SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to Form 8-K is being filed solely to file the audited financial statements of Bread Garden Franchising, Inc. and the pro forma combined balance sheet and statements of operations of Spicy Pickle Franchising, Inc. and Bread Garden Franchising, Inc.

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2008, the registrant, through its wholly-owned subsidiary, SPBG Franchising, Inc., a British Columbia, Canada corporation (“SPBG”), entered into an Asset Purchase Agreement with Bread Garden Franchising, Inc., a British Columbia, Canada corporation (“BGFI”), an unrelated third party, to acquire the rights to franchise and operate the Bread Garden Urban Cafe restaurant concept, including all of the rights to existing franchise agreements in place at closing.  The closing occurred on October 1, 2008.

The assets were acquired in exchange for 5,177,500 restricted shares of the registrant’s common stock and warrants to purchase 3,038,750 shares of the registrant’s common stock, of which 2,700,000 are exercisable at $0.63 per share and 338,750 are exercisable at $0.615 per share.  The warrants are exercisable for five years.  Certain of the shares and warrants are subject to a lock-up agreement.  Pursuant to the lock-up agreement, 4,500,000 shares of the common stock and 2,700,000 of the warrants issued pursuant to the Asset Purchase Agreement cannot be sold, transferred or otherwise disposed of for a period of one year from the effective date of the closing.  The remaining 677,500 common shares and 338,750 warrants are not covered by the lock-up agreement and are only subject to the restrictions of the Securities and Exchange Commission rules and regulations for unregistered securities.

Bread Garden Franchising currently has 11 franchised locations in the Vancouver, British Columbia metropolitan area.

SPBG has entered into a consulting agreement with one of the principals of BGFI whereby he will receive $100,000 per year for a period of three years.  In addition he will receive options to purchase 300,000 shares of the registrant’s common stock exercisable at $0.63 per share.  The five-year options vest equally over the term of the agreement.  The agreement also provides for a bonus in the form of additional options to be issued based on meeting certain goals.  The principal can earn up to 100,000 options each year during the term of the agreement.

Item 3.02                Unregistered Sales of Equity Securities

As disclosed above, the registrant issued 5,177,500 restricted shares of its common stock and warrants to purchase 3,038,750 shares of common stock to purchase the assets from BGFI on October 1, 2008.  The 2,700,000 warrants are exercisable at $0.63 per share and 338,750 warrants are exercisable at $0.615 per share.  All of the warrants are exercisable through October 1, 2013.  No underwriter was used in connection with the transaction.

With respect to the consulting agreement described above, the registrant granted stock options to purchase a total of 300,000 shares of common stock at $0.63 per share.  The options are exercisable through October 1, 2013 and vest over the three-year term of the consulting agreement.

Item 9.01                Financial Statements and Exhibits

Regulation S-K Number	Document

2.1	Asset Purchase Agreement between SPBG Franchising, Inc. and Bread Garden Franchising, Inc. dated September 30, 2008 *

99.1	Press release titled “Spicy Pickle Franchising, Inc. Acquires Bread Garden Urban Cafes” dated October 1, 2008 *

99.2
Audited financial statements of Bread Garden Franchising, Inc. as of March 31, 2008 and the year then ended and the unaudited financial statements of Bread Garden Franchising, Inc. as of September 30, 2008 and the six months then ended

99.3
Unaudited pro forma condensed consolidated balance sheets of Spicy Pickle Franchising, Inc., as of September 30, 2008 and proforma condensed consolidated statements of operations of Spicy Pickle Franchising, Inc., for the year ended December 31, 2007 and the nine months ended September 30, 2008 of Spicy Pickle Franchising, Inc.

_____________________
*Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.
January 26, 2009	By: /s/ Arnold Tinter Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

2.1	Asset Purchase Agreement between SPBG Franchising, Inc. and Bread Garden Franchising, Inc. dated September 30, 2008*

99.1	Press release titled “Spicy Pickle Franchising, Inc. Acquires Bread Garden Urban Cafes” dated October 1, 2008*

99.2
Audited financial statements of Bread Garden Franchising, Inc. as of March 31, 2008 and the year then ended and the unaudited financial statements of Bread Garden Franchising, Inc. as of September 30, 2008 and the six months then ended

99.3
Unaudited pro forma condensed consolidated balance sheets of Spicy Pickle Franchising, Inc., as of September 30, 2008 and proforma condensed consolidated statements of operations of Spicy Pickle Franchising, Inc., for the year ended December 31, 2007 and the nine months ended September 30, 2008 of Spicy Pickle Franchising, Inc.

___________________
*Filed previously